UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 21, 2009
CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
CSC HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 803-2300
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

Item 1.01 Entry into a Material Definitive Agreement
Cablevision Systems Corporation (“Cablevision”) and its subsidiary, Madison Square Garden, Inc. (“MSG”), have entered into new employment agreements with James L. Dolan, the President and Chief Executive Officer of Cablevision and the Executive Chairman of MSG, and with Hank J. Ratner, the Vice Chairman of Cablevision and the President and Chief Executive Officer of MSG. In addition, Cablevision has entered into a new employment agreement with Thomas C. Rutledge, its Chief Operating Officer. These agreements are described below. Certain defined terms used in these descriptions are set forth at the end of this Item 1.01.
Employment Agreement with James L. Dolan
If the planned spin-off by Cablevision of MSG is consummated, Mr. Dolan will be the Executive Chairman of MSG and will devote a portion of his business time to that role. He will also retain his position as Cablevision’s President and Chief Executive Officer and will devote most of his business time to that role. In light of Mr. Dolan’s dual responsibilities, on December 24, 2009, Cablevision and MSG each entered into separate employment agreements with Mr. Dolan. These agreements will become effective upon the consummation of the spin-off of MSG.
Cablevision
The new agreement with Mr. Dolan provides for his continued employment as President and Chief Executive Officer of Cablevision through December 31, 2014 at a minimum annual base salary of $1,500,000 (subject to annual review and potential increase in the discretion of Cablevision’s compensation committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of Cablevision’s compensation committee. It is also expected that Mr. Dolan will continue to be nominated for election as a director of Cablevision during the period he serves as President and Chief Executive Officer. Under the agreement, Mr. Dolan continues to be eligible to participate in all Cablevision employee benefits and retirement plans at the level available to other members of senior management of Cablevision, subject to meeting the relevant eligibility requirements and the terms of the plans. Cablevision will also continue to pay the premiums on an existing whole life insurance policy to the extent necessary to provide for payment of the initial targeted death benefit.
Mr. Dolan will also continue to be entitled to participate in Cablevision’s long-term cash or equity programs. For example, in calendar year 2010, Mr. Dolan will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $7,000,000 (less the anticipated annual award amount increase under his outstanding deferred compensation award), as determined in the discretion of Cablevision’s compensation committee. Although not guaranteed, it is currently expected that long-term cash or equity awards of similar aggregate target values will be made to Mr. Dolan annually.
Any continuing service requirements with respect to outstanding long-term cash and equity awards that were granted to Mr. Dolan prior to the effective date of the new agreement will be based solely on his continued services to Cablevision and its affiliates (other than MSG and its subsidiaries). He and Cablevision have acknowledged that any cash payable pursuant to any of those awards will be the sole responsibility and liability of Cablevision and that MSG will have no liability to Mr. Dolan with respect to such cash payable.
If, prior to December 31, 2014 (the “Scheduled Expiration Date”), Mr. Dolan’s employment with Cablevision is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of Cablevision, (ii) by Cablevision or (iii) by him for Good Reason and at the time of any such termination, Cause does not exist, then, subject to his execution of Cablevision’s then standard separation agreement (modified to reflect the terms of the agreement) which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to those set forth in the agreement (a “Separation Agreement”), Cablevision will provide him with the following benefits and rights:
(a)	A severance payment in an amount determined at the discretion of the Cablevision compensation committee, but in no event less than two times the sum of his annual base salary and annual target bonus;

(b)	Continued payment of premiums on an existing whole life insurance policy on his life to the extent necessary to provide for payment of the initial targeted death benefit under such policy after first applying any associated dividends and surrender of paid up additions;

(c)	Except as provided otherwise in the employment agreement, each of his outstanding long-term cash performance awards granted under the plans of Cablevision will immediately vest in full and will be paid to the same extent that other members of senior management receive payment for such awards as determined by the Cablevision compensation committee (and subject to the satisfaction of any applicable performance objectives) and will be payable at the same time such awards are payable to other members of senior management and in accordance with the terms of the award;

(d)	Each of his outstanding long-term cash awards (including any deferred compensation awards under the long-term cash awards program) that are not subject to performance criteria granted under the plans of Cablevision will immediately vest in full and will be payable to Mr. Dolan on the 90th day after the termination of his employment;

(e)	(i) All of the time based restrictions under the plans of Cablevision on each of the outstanding restricted stock or restricted stock units granted to him will immediately be eliminated, (ii) payment and deliveries with respect to his restricted stock units that are not subject to performance criteria will be made on the 90th day after the termination of his employment, (iii) the performance based restrictions with respect to his restricted stock and restricted stock units that are subject to performance criteria will lapse when and to the same extent that such restrictions lapse on such awards held by other executive officers as determined by the Cablevision compensation committee (subject to satisfaction of any applicable performance objectives) and (iv) the payment and deliveries with respect to his restricted stock units subject to performance criteria will be made at the same time payment and deliveries are made to other executive officers who hold such restricted stock units and in accordance with the terms of the award;

(f)	Each of his outstanding stock options and stock appreciation awards will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of such option or award;

(g)	A pro rated annual bonus for the year in which such termination occurred to the same extent that other executive officers receive payment of bonuses for such year as determined by the Cablevision compensation committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), which pro rata annual bonus will be payable at the same time annual bonuses for such year are payable to other executive officers; and

(h)	All of his (i) long-term cash performance awards and (ii) the unvested portion of his deferred compensation award, in each such case outstanding on the effective date of the agreement, will be subject to the terms of their respective award agreements and the provisions related to his existing employment agreement.
If Mr. Dolan ceases to be an employee of Cablevision or any of its affiliates (other than MSG and its subsidiaries) prior to the Scheduled Expiration Date as a result of his death, his estate or beneficiary will be provided with the benefits and rights set forth in (c) through (h) in the preceding paragraph and have such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter. If he ceases to be an employee of Cablevision or any of its affiliates (other than MSG and its subsidiaries) prior to the Scheduled Expiration Date as a result of his physical or mental disability, he will be provided with the benefits and rights set forth in (b) through (h) of the preceding paragraph.
If after the Scheduled Expiration Date, Mr. Dolan’s employment with Cablevision is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of Cablevision, (ii) by Cablevision, (iii) by him for Good Reason or (iv) as a result of his death or disability, and at the time of any such termination described above, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (h) of the next preceding paragraph.
If, prior to or after the Scheduled Expiration Date, Mr. Dolan ceases to be employed by Cablevision for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).
Upon the termination of Mr. Dolan’s employment with Cablevision, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under Cablevision’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.
In this agreement, Cablevision acknowledges that, in addition to Mr. Dolan’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote a portion of his business time and attention to serving, as Executive Chairman of MSG. Cablevision recognizes and agrees that his responsibilities to MSG will preclude him from devoting substantially all of his time and attention to Cablevision’s affairs. The agreement states Cablevision’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at Cablevision and MSG and that none of (i) his dual responsibilities at Cablevision and MSG, (ii) his inability to devote substantially all of his time and attention to Cablevision’s affairs, (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in Cablevision’s policy concerning matters related to MSG including responsibilities of overlapping directors and officers, or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to Cablevision in light of his dual responsibilities to Cablevision and MSG, will be deemed to be a breach by him of his obligations under the employment agreement nor will any of the foregoing constitute Cause as such term is defined in the employment agreement.
The employment agreement contains certain covenants by Mr. Dolan including a noncompetition agreement that restricts Mr. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with Cablevision.
Madison Square Garden
The new agreement provides for Mr. Dolan’s employment as Executive Chairman of MSG through December 31, 2014 at a minimum annual base salary of $500,000 (subject to annual review and potential increase in the discretion of MSG’s compensation committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of MSG’s compensation committee. It is also expected that Mr. Dolan will continue to be nominated as a director of MSG during the period he serves as Executive Chairman. Under the agreement, Mr. Dolan continues to be eligible to participate in all MSG employee benefits and retirement plans at the level available to other members of senior management of MSG subject to meeting the relevant eligibility requirements and the terms of the plans. In light of Mr. Dolan’s dual role at Cablevision and MSG, he may not meet the eligibility requirements of certain qualified and other plans. In the event Mr. Dolan does not meet the requirements for the Madison Square Garden, L.P. Salary Continuation Plan (short-term disability), any amount that otherwise would have been payable to Mr. Dolan under that plan in the event of a short-term disability will be payable by MSG in the amount and for the duration set forth in the plan. In addition, to the extent that Mr. Dolan does not participate in the Madison Square Garden, L.P. 401(k) Savings Plan and/or

the Madison Square Garden, L.P. Cash Balance Pension Plan, his full MSG base salary will be used to determine his applicable benefits under the Madison Square Garden, L.P. Excess Savings Plan and/or the Madison Square Garden, L.P. Excess Cash Balance Plan. Any life and accidental death and dismemberment insurance provided by MSG will continue to be based on Mr. Dolan’s base salary.
Mr. Dolan will also be eligible to participate in MSG long-term cash or equity programs and arrangements of MSG at the level determined by the MSG compensation committee in its discretion consistent with the role and responsibilities of Executive Chairman. For example, in calendar year 2010, Mr. Dolan will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $1,750,000, as determined by the MSG compensation committee in its discretion. Although not guaranteed, it is currently expected that long-term cash or equity awards of similar target values will be made to him annually.
If, prior to December 31, 2014 (the “Scheduled Expiration Date”), Mr. Dolan’s employment with MSG is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of MSG, (ii) by MSG or (iii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of a Separation Agreement with MSG, MSG will provide him with the following benefits and rights:
(a)	A severance payment in an amount determined at the discretion of the MSG compensation committee, but in no event less than two times the sum of his annual base salary and annual target bonus and will be made on the 90th day after the termination of his employment;

(b)	Each of MSG’s outstanding long-term cash performance awards granted under the plans of MSG will immediately vest in full and will be paid to the same extent that other members of senior management receive payment for such awards as determined by the MSG compensation committee (subject to the satisfaction of any applicable performance objectives);

(c)	Each of his outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria granted under the plans of MSG will immediately vest in full and will be made on the 90th day after the termination of his employment;

(d)	(i) All of the time based restrictions on each of his outstanding restricted stock or restricted stock units granted to him under the plans of MSG will immediately be eliminated, (ii) payment and deliveries with respect to his restricted stock that are not subject to performance criteria will be made on the 90th day after the termination of his employment, (iii) the performance based restrictions with respect to his restricted stock and restricted stock units that are subject to performance criteria will lapse when and to the same extent that such restrictions lapse on such awards held by other executive officers as determined by the MSG compensation committee (subject to satisfaction of any applicable performance objectives) and (iv) payments or deliveries with respect to restricted stock units that are subject to performance criteria will be made only if, when and to the same extent that payment or deliveries are made to other executive officers who hold such restricted stock units and in accordance with the terms of the award;

(e)	Each of his outstanding stock options and stock appreciation awards under the plans of MSG will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f)	A prorated annual bonus for the year in which such termination occurred only to the same extent that other executive officers receive payment of bonuses for such year as determined by the MSG compensation committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives).
If Mr. Dolan ceases to be an employee of MSG or any of its affiliates (other than Cablevision and its subsidiaries) prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Dolan (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.
If, after the Scheduled Expiration Date, Mr. Dolan’s employment with MSG is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of MSG, (ii) by MSG, (iii) by him for Good Reason, or (iv) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f) of the next preceding paragraph.
If, prior to or after the Scheduled Expiration Date, Mr. Dolan ceases to be employed by MSG for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).
Upon the termination of Mr. Dolan’s employment with MSG, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the

MSG pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.
In the employment agreement, MSG acknowledges that, in addition to Mr. Dolan’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote most of his business time and attention to serving, as President and Chief Executive Officer of Cablevision. MSG recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting a substantial portion of his time and attention to MSG’s affairs. The agreement states MSG’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at MSG and Cablevision and that none of (i) his dual responsibilities at MSG and Cablevision, (ii) his inability to devote a substantial portion of his time and attention to MSG’s affairs, (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in MSG’s certificate of incorporation, or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to MSG in light of his dual responsibilities to MSG and Cablevision, will be deemed to be a breach by him of his obligations under the employment agreement nor will any of the foregoing constitute Cause as such term is defined in the employment agreement.
The employment agreement contains certain covenants by Mr. Dolan including a noncompetition agreement that restricts Mr. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with MSG.
Employment Agreement with Thomas C. Rutledge
The new agreement with Mr. Rutledge provides for his continued employment as Chief Operating Officer of Cablevision through December 31, 2014 at a minimum annual base salary of $1,638,000 (subject to annual review and potential increase in the discretion of Cablevision’s compensation committee) and an annual target bonus equal to 200% of his annual base salary (and with a range of 0% to 400%), in the discretion of Cablevision’s compensation committee. He will also be entitled to participate in all employee benefits and future long-term cash and equity programs and arrangements at the level available to senior management of Cablevision. For example, in calendar year 2010, Mr. Rutledge will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $6,800,000 (less the amount that is added to the award amount under Mr. Rutledge’s outstanding deferred compensation award), as determined in the discretion of Cablevision’s compensation committee.
Mr. Rutledge will receive, within 10 days after the execution of the new agreement, a one-time special payment of $7,750,000 (the “Special Cash Award”). If his employment with Cablevision is terminated prior to December 31, 2012, other than in a circumstance described in the next following paragraph, he will be required to repay Cablevision an amount equal to the product of $7,750,000 multiplied by a fraction, the numerator of which is 36 less the number of whole calendar months commencing with January 1, 2010 and ending on the date on which his employment terminated, and the denominator of which is 36.

In addition to his eligibility for a regular grant of equity and/or cash long-term incentives in 2010, he will also receive a one-time special award of shares of Cablevision restricted Class A Common Stock with a target value of $10,750,000 (the “Special Stock Award”). The Special Stock Award will be made no later than March 31, 2010. The Special Stock Award will be subject to the same terms, including risk of forfeiture, reflected in Cablevision’s current standard form restricted stock agreement, except that the forfeiture restrictions on the shares subject to the Special Stock Award will expire with respect to two-thirds of the shares on December 15, 2010 and with respect to the remaining one-third of the shares on December 15, 2011, provided, that on each such date, the restrictions will expire only to the extent the performance objectives set forth in the agreement have been met. If Mr. Rutledge’s employment with Cablevision is terminated after December 15, 2010, and before December 15, 2011, other than in a circumstance described in the next paragraph, he must return to Cablevision a cash payment equal to the value of the number of shares of the Cablevision Class A Common Stock equal to the product of (x) the number of gross shares of Cablevision Class A Common Stock with respect to which the forfeiture restrictions expired on December 15, 2010, multiplied by (y) a fraction, the numerator of which is 12 less the number of monthly anniversaries of December 15, 2010 through and including December 15, 2011 that he was employed by Cablevision, and the denominator of which is 12.
If Mr. Rutledge’s employment with Cablevision is terminated (1) for any reason by him during the thirteenth calendar month following a Change in Control of Cablevision, (2) by Cablevision, (3) by him for Good Reason, or (4) as a result of his death or physical or mental disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, (i) the forfeiture restrictions on the shares subject to the Special Stock Award shall immediately expire; provided, however, other than in the case of death, such shares will remain subject to meeting the performance objectives set forth in the agreement, and (ii) he will not be required to repay to Cablevision any portion of the Special Cash Award or Special Stock Award.
If, on or prior to December 31, 2014 (the “Scheduled Expiration Date”), Mr. Rutledge’s employment is terminated by Cablevision, by him for Good Reason or as a result of his death or physical or mental disability, and at the time of any such termination, Cause does not exist, subject (except in the case of his death) to his execution of a Separation Agreement, Mr. Rutledge or his estate or beneficiary, as the case may be, will remain eligible to receive a pro rated annual bonus for the year in which the termination occurred if, when and to the same extent that other similarly situated executives receive payment of bonuses for such year as determined by the Cablevision compensation committee (subject to the satisfaction of any applicable performance objectives). Mr. Rutledge will similarly remain eligible for a 2014 annual bonus (if not yet paid) in connection with these types of employment terminations after 2014.
All of Mr. Rutledge’s cash performance awards outstanding on the date of the agreement (“Outstanding Cash Performance Awards”) and the unvested portion of his deferred compensation award outstanding on the date of the agreement will continue to be subject to the terms of the respective award agreements and to the provisions related to those awards in his prior employment agreement.
Subject to the treatment of the Special Cash Award, the Special Stock Award and the Outstanding Cash Performance Award described above, all of Mr. Rutledge’s equity and long-term awards, to the extent unvested, unexercisable and/or unearned, (i) will automatically be forfeited upon the termination of his employment with Cablevision for any reason, including without limitation, as a result of his death, disability, retirement, termination by Cablevision with or without Cause or termination by Mr. Rutledge with or without Good Reason, and (ii) will not be subject to any accelerated or special vesting or become earlier exercisable or earned as a result of any corporate transaction such as a change-in-control or going private transaction.
If, prior to the Scheduled Expiration Date, Mr. Rutledge ceases to be an employee of Cablevision or any of its affiliates for any reason other than as a result of his being terminated by Cablevision for Cause or as a result of his death or physical or mental disability, he will have until the third anniversary of the termination of his employment to exercise any then outstanding vested stock options and stock appreciation rights, unless he is afforded a longer period for exercise pursuant to an applicable award letter. If he ceases to be an employee of Cablevision or any of its affiliates prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, he (or his estate or beneficiary) will have the right to exercise his then outstanding vested and exercisable stock options and stock appreciation awards through the later of (i) the Scheduled Expiration Date, and (ii) the third anniversary of the termination of his employment. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).
To provide Mr. Rutledge with an additional retirement benefit, Cablevision will establish, and credit $15 million to, a special bookkeeping account for his benefit (the “Retirement Account”). Upon a Qualifying Termination of his employment, then, subject to (except in the case of his death) his execution of a Separation Agreement, Cablevision will provide him or his estate or beneficiary, as the case may be, a lump sum payment equal to the balance of the Retirement Account on the 90th day following such termination of his employment. Mr. Rutledge’s right to be paid the balance of the Retirement Account will be forfeited upon a termination of his employment that is not a Qualifying Termination. The Retirement Account will be credited quarterly to reflect interest based on one-year LIBOR.
Upon the termination of Mr. Rutledge’s employment with Cablevision, his rights to benefits and payments under Cablevisions’ pension and welfare plans (other than severance benefits) will be determined in accordance with the then current terms and provisions of such plans.
The employment agreement contains certain covenants by Mr. Rutledge including a noncompetition agreement that restricts Mr. Rutledge’s ability to engage in competitive activities until the first anniversary of the termination of his employment with Cablevision.

Employment Agreements with Hank J. Ratner
If the planned spin-off by Cablevision of MSG is consummated, Mr. Ratner will be the President and Chief Executive Officer of MSG. It is expected that Mr. Ratner will devote a majority of his time to his role at MSG but he will also retain his position as Cablevision’s Vice Chairman and will devote a portion of his time to that role. In light of Mr. Ratner’s dual responsibilities, on December 21, 2009, Cablevision and MSG each entered into separate employment agreements with Mr. Ratner. These agreements will become effective upon the consummation of the spin-off of MSG. Cablevision and Mr. Ratner have also agreed to extend the expiration date of his current employment agreement with Cablevision until the earlier of March 31, 2010 or the date of the spin-off.
Cablevision
The new agreement with Mr. Ratner provides for his continued employment as Vice Chairman of Cablevision through December 31, 2014 at a minimum annual base salary of $500,000 (subject to annual review and potential increase in the discretion of Cablevision’s compensation committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of Cablevision’s compensation committee. Under the agreement, Mr. Ratner continues to be eligible to participate in all Cablevision employee benefits and retirement plans at the level available to other members of senior management of Cablevision, subject to meeting the relevant eligibility requirements and the terms of the plans. In light of Mr. Ratner’s dual role at Cablevision and MSG, he may not meet the eligibility requirements of certain qualified and other plans. In the event Mr. Ratner does not meet the requirements for the Cablevision ChoicePlus Salary Continuation Plan (short-term disability), any amount that otherwise would have been payable to Mr. Ratner under that plan in the event of a short-term disability will be payable by Cablevision in the amount, at the times, and for the duration set forth in the plan. In addition, to the extent that Mr. Ratner does not participate in the Cablevision 401(k) Savings Plan and/or Cablevision Excess Cash Balance Pension Plan, his full Cablevision base salary will be used to determine his applicable benefits under these plans. Any life and accidental death and dismemberment insurance provided by Cablevision will continue to be based on Mr. Ratner’s base salary.
Mr. Ratner will also continue to be entitled to participate in Cablevision’s long-term cash or equity programs. For example, in calendar year 2010, Mr. Ratner will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $1,400,000 (less the anticipated annual award amount increase under his outstanding deferred compensation award), as determined in the discretion of Cablevision’s compensation committee. For so long as Mr. Ratner’s deferred compensation award remains outstanding, the annual award amount increase will be $150,000 (instead of 20% of his base salary). Cablevision has agreed that neither the scheduled expiration of the agreement nor Mr. Ratner’s rights in connection with the expiration will have any effect on any determination by the Cablevision compensation committee with respect to the amount, terms or form of any long-term incentive awards granted to him in the future.

In addition to Mr. Ratner’s eligibility for the grant of equity and/or cash long-term incentives in 2010, he will also receive a one-time special award of shares of restricted Cablevision Class A Common Stock with a target value of $1,750,000 (the “Special Stock Award”). The Special Stock Award will be made no later than March 31, 2010. The Special Stock Award will be subject to the same terms reflected in Cablevision’s current standard form restricted stock agreement, with the forfeiture restrictions on all of the shares expiring on the third anniversary of the grant ( i.e., 3-year cliff vesting).
Any continuing service requirements with respect to outstanding long-term cash and equity awards that were granted to Mr. Ratner prior to the effective date of the new agreement will be based solely on his continued services to Cablevision and its affiliates (other than MSG and its subsidiaries). He and Cablevision have acknowledged that any cash payable pursuant to any of those awards will be the sole responsibility and liability of Cablevision and that MSG will have no liability to Mr. Ratner with respect to such cash payable.
If, prior to December 31, 2014 (the “Scheduled Expiration Date”), Mr. Ratner’s employment with Cablevision is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of Cablevision, (ii) by Cablevision, (iii) by him for Good Reason or (iv) by Mutual Consent, and at the time of any such termination described above, Cause does not exist, then, subject to his execution of a Separation Agreement with Cablevision (modified to reflect the terms of his employment agreement) Cablevision will provide him with the following benefits and rights:
(a)	A severance payment in an amount determined at the discretion of the Cablevision compensation committee, but in no event less than two times the sum of his annual base salary and annual target bonus;

(b)	Continued payment of premiums on certain existing whole life insurance policies on his life to the extent necessary to provide for payment of the initial targeted death benefit under each such policy after first applying any associated dividends and surrender of paid up additions;

(c)	Each of his outstanding long-term cash awards will immediately vest in full (whether or not subject to performance criteria) and will be made on the 90th day after the termination of his employment, provided, that if any such award is subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount will be at the target amount for such award and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award will be to the same extent that other similarly situated executives receive payment as determined by the Cablevision compensation committee (subject to the satisfaction of the applicable performance criteria);

(d)	(i) All of the restrictions on each of the outstanding restricted stock or restricted stock units granted to him will immediately be eliminated, (ii) deliveries with respect to his restricted stock will be made immediately after the effective date of the Separation Agreement, and (iii) payments or deliveries with respect to his restricted stock units, will be made on the 90th day after the termination of his employment;

(e)	Each of his outstanding stock options and stock appreciation awards will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of such option or award; and

(f)	A pro rated annual target bonus for the year in which such termination occurred will be made on the 90th day after the termination of his employment.
If Mr. Ratner’s employment is terminated as described in this paragraph, but such employment is terminated pursuant to clause 1(H) of the definition of Good Reason, then he will not be entitled to the payment set forth in (a) above.
If Mr. Ratner ceases to be an employee of Cablevision or any of its affiliates (other than MSG and its subsidiaries) prior to the Scheduled Expiration Date as a result of his death, his estate or beneficiary will be provided with the benefits and rights set forth in (c) through (f) in the preceding paragraph and have such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter. If he ceases to be an employee of Cablevision or any of its affiliates (other than MSG and its subsidiaries) prior to the Scheduled Expiration Date as a result of his physical or mental disability, he will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph.
If after the Scheduled Expiration Date, Mr. Ratner’s employment with Cablevision is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of Cablevision, (ii) by Cablevision, (iii) by him for Good Reason, (iv) by him without Good Reason but only if he had provided Cablevision with at least six months advance written notice of his intent to so terminate his employment, or (v) as a result of his death or disability, and at the time of any such termination described above, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (g) of the next preceding paragraph, provided that if his employment is terminated as a result of his death, his estate or beneficiary will not be entitled to the continuation of premium payments benefits set forth in (b) of that paragraph.
If, prior to or after the Scheduled Expiration Date, Mr. Ratner ceases to be employed by Cablevision for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).

To provide Mr. Ratner with an additional retirement benefit, Cablevision will establish, and credit $15 million as of the effective date of the employment agreement to, a notional bookkeeping account for his benefit (the “Retirement Account”). Upon a Qualifying Termination of his employment, whether before, on or after the Scheduled Expiration Date, then, subject to (except in the case of his death) his execution of a Separation Agreement, Cablevision will provide him or his estate or beneficiary, as the case may be, a lump sum payment equal to the balance of the Retirement Account (as adjusted below) on the 90th day following such termination of his employment. His right to be paid the balance of the Retirement Account will be forfeited upon a termination of his employment that is not a Qualifying Termination. The Retirement Account will be credited quarterly to reflect interest based on one-year LIBOR. If upon the termination of his employment there is a good faith dispute between him and Cablevision as to whether the termination is a Qualifying Termination, Cablevision will pay the balance of the Retirement Account to a trust pending the final unappealable resolution of the dispute.
Upon the termination of Mr. Ratner’s employment with Cablevision, except as described above, his rights to benefits and payments under Cablevision’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.
In this agreement, Cablevision acknowledges that, in addition to Mr. Ratner’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote most of his business time and attention to serving, as President and Chief Executive Officer of MSG. Cablevision recognizes and agrees that his responsibilities to MSG will preclude him from devoting a substantial portion of his time and attention to Cablevision’s affairs. The agreement states Cablevision’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Ratner’s dual roles at Cablevision and MSG and that none of (i) his dual responsibilities at Cablevision and MSG, (ii) his inability to devote a substantial portion of his time and attention to Cablevision’s affairs, (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in Cablevision’s policy concerning matters related to Madison Square Garden, Inc. including responsibilities of overlapping directors and officers, or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to Cablevision in light of his dual responsibilities to Cablevision and MSG, will be deemed to be a breach by him of his obligations under the employment agreement nor will any of the foregoing constitute Cause as such term is defined in the employment agreement.
The employment agreement contains certain covenants by Mr. Ratner including a noncompetition agreement that restricts Mr. Ratner’s ability to engage in competitive activities until the first anniversary of the termination of his employment with Cablevision.
Madison Square Garden
The new agreement provides for Mr. Ratner’s employment as President and Chief Executive Officer of MSG through December 31, 2014 at a minimum annual base salary of

$1,200,000 (subject to annual review and potential increase in the discretion of MSG’s compensation committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of MSG’s compensation committee. He will be entitled to participate in all MSG’s employee benefits and retirement plans at the level available to other members of senior management (subject to meeting the relevant eligibility requirements and terms of the plans). Mr. Ratner will also be eligible to participate in MSG long-term cash or equity programs. For example, in calendar year 2010, Mr. Ratner will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $5,400,000, as determined by the MSG compensation committee in its discretion. Although not guaranteed, it is currently expected that long-term cash or equity awards of similar target values will be made to him annually. Neither the scheduled expiration of the agreement nor Mr. Ratner’s rights in connection with the expiration will have any effect on any determination by the MSG compensation committee with respect to the amount, terms or form of any long-term incentive awards granted to him in the future.
In addition to Mr. Ratner’s eligibility for the grant of equity and/or cash long-term incentives in 2010, he will also receive a one-time special award in stock options, stock appreciation rights, restricted stock and/or restricted stock units, in such form or forms as determined by the MSG compensation committee, with an aggregate target value of $4,750,000, all as to be determined by the MSG compensation committee in its discretion (the “Special Equity Award”). The Special Equity Award will be made no later than March 31, 2010. The Special Equity Award will be subject to terms substantially similar to the terms contained in the agreements historically used by Cablevision for similar equity awards for its senior executives, except that the forfeiture restrictions for the equity awards will expire on the third anniversary of the grant, and that any portion of the Special Equity Award in the form of restricted stock or restricted stock units will also be subject to the performance objectives set forth in the employment agreement.
If, prior to December 31, 2014 (the “Scheduled Expiration Date”), Mr. Ratner’s employment with MSG is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of MSG, (ii) by MSG, (iii) by him for Good Reason, or (iv) by Mutual Consent, and at the time of any such termination Cause does not exist, then, subject to his execution of a Separation Agreement with MSG), MSG will provide him with the following benefits and rights:
(a)	A severance payment in an amount determined at the discretion of the MSG compensation committee, but in no event less than two times the sum of his annual base salary and annual target bonus;

(b)	Each of MSG’s outstanding long-term cash performance awards granted under the plans of MSG will immediately vest in full and will be paid only if, when and to the same extent that other similarly situated executives receive payment for such awards as determined by the MSG compensation committee (subject to the satisfaction of any applicable performance objectives);

(c)	Each of his outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria granted under the plans of MSG will immediately vest in full and will be payable to him on the 90th day after the termination of his employment;

(d)	(i) All of the time based restrictions on each of his outstanding restricted stock or restricted stock units granted to him under the plans of MSG will immediately be eliminated, (ii) deliveries with respect to his restricted stock that are not subject to performance criteria will be made immediately after the effective date of the Separation Agreement, (iii) payment and deliveries with respect to his restricted stock units that are not subject to performance criteria will be made on the 90th day after the termination of his employment, and (iv) payments or deliveries with respect to his restricted stock and restricted stock units that are subject to performance criteria will be made only if, when and to the same extent that other similarly situated executives receive payment or deliveries for such awards as determined by the MSG compensation committee (subject to satisfaction of any applicable performance objectives);

(e)	Each of his outstanding stock options and stock appreciation awards under the plans of MSG will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f)	A prorated annual bonus for the year in which such termination occurred only if, when and to the same extent that other similarly situated executives receive payment of bonuses for such year (without adjustment for Mr. Ratner’s individual performance) as determined by the MSG compensation committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives) and, if not previously paid, his annual bonus for the preceding year, if, when and to the same extent that other similarly situated executives receive payment of bonuses for such year (without adjustment for his individual performance) as determined by the MSG compensation committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives).
If Mr. Ratner ceases to be an employee of MSG or any of its affiliates (other than Cablevision and its subsidiaries) prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Ratner (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.
If, after the Scheduled Expiration Date, Mr. Ratner’s employment with MSG is terminated (i) for any reason by him during the thirteenth calendar month following a Change in Control of MSG, (ii) by MSG, (iii) by him for Good Reason, (iv) by him without Good Reason but only if he had provided MSG with at least six months advance written notice of his intent to so terminate his employment, or (v) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f) of the next preceding paragraph.
If, prior to or after the Scheduled Expiration Date, Mr. Ratner ceases to be employed by MSG for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).
Upon the termination of Mr. Ratner’s employment with MSG, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the MSG pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.
The agreement provides that MSG will provide Mr. Ratner with the use of a driver and a car appropriate to his status and responsibilities.
In the agreement, MSG acknowledges that, in addition to Mr. Ratner’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote a portion of his business time and attention to serving, as Vice Chairman of Cablevision. MSG recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting all of his time and attention to MSG’s affairs. The agreement states MSG’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Ratner’s dual roles at MSG and Cablevision and that none of (i) his dual responsibilities at MSG and Cablevision, (ii) his inability to devote all of his time and attention to MSG’s affairs, (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in MSG’s certificate of incorporation, or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to MSG in light of his dual responsibilities to MSG and Cablevision, will be deemed to be a breach by him of his obligations under the employment agreement nor will any of the foregoing constitute Cause as such term is defined in the employment agreement.
The employment agreement contains certain covenants by Mr. Ratner including a noncompetition agreement that restricts Mr. Ratner’s ability to engage in competitive activities until the first anniversary of the termination of his employment with MSG.

Certain Definitions
For purposes of the foregoing descriptions of the employment agreements of James L. Dolan, Thomas C. Rutledge and Hank J. Ratner the following definitions apply, as applicable. Except as noted, the definitions are the same in all agreements.
“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the company or an affiliate thereof, or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.
“Change in Control” of Cablevision means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by Cablevision, of (1) the power to direct the management of substantially all the cable television systems then owned by Cablevision in the New York City Metropolitan Area (as defined) or (2) after any fiscal year of Cablevision in which all the systems referred to in clause (1) will have contributed in the aggregate less than a majority of the net revenues of Cablevision and its consolidated subsidiaries, the power to direct the management of Cablevision and its consolidated subsidiaries, the power to direct the management of Cablevision or substantially all its assets.
“Change in Control” of MSG means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by MSG, of the power to direct the management of MSG or substantially all its assets (as constituted immediately prior to such transaction or transactions).
“Mutual Consent” means the employee and the company have mutually agreed in writing to terminate the employee’s employment with the company and that such termination of employment will not constitute a termination by the company with or without Cause or by the employee with or without Good Reason.
A “Qualifying Termination” of Mr. Rutledge’s employment means any termination of his employment with Cablevision (1) for any reason by Mr. Rutledge during the thirteenth calendar month following a Change in Control of Cablevision, (2) by Cablevision, (3) by him on or prior to December 31, 2014 for Good Reason, (4) by him after December 31, 2014 without Good Reason if he provides Cablevision with at least six months advance written notice of his intent to so terminate his employment or (5) as a result of his death or physical or mental disability, provided that, at the time of any such termination prior to December 31, 2014, Cause does not exist.

A “Qualifying Termination” of Mr. Ratner’s employment with Cablevision means any termination of Mr. Ratner’s employment with Cablevision (1) for any reason by him during the thirteenth calendar month following a Change in Control of Cablevision, (2) by Cablevision, (3) by him for Good Reason or (4) by him after December 31, 2014 without Good Reason if he provides Cablevision with at least six months advance written notice of his intent to so terminate his employment, (5) as a result of his death or physical or mental disability, or (6) as a result of Mutual Consent, provided that at the time of any such termination described in this definition prior to December 31, 2014, Cause does not exist.
Termination for “Good Reason” in Mr. Dolan’s employment agreement with MSG means that (1) without Mr. Dolan’s consent, (A) Mr. Dolan’s base salary or bonus target is reduced, (B) MSG requires that Mr. Dolan’s principal office be located outside of Nassau County or Manhattan, (C) MSG materially breaches its obligations to Mr. Dolan under his employment agreement, (D) Mr. Dolan is no longer the Executive Chairman of MSG, (E) Mr. Dolan no longer reports directly to the Board of Directors of the MSG, or (F) Mr. Dolan’s responsibilities are materially diminished, (2) Mr. Dolan has given MSG written notice, referring specifically to this definition, that he does not consent to such action, (3) MSG has not corrected such action within 15 days of receiving such notice, and (4) Mr. Dolan voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.
Termination for “Good Reason” in Mr. Dolan’s employment agreement with Cablevision means that (1) without Mr. Dolan’s consent, (A) Mr. Dolan’s base salary or bonus target is reduced, (B) Cablevision requires that Mr. Dolan’s principal office be located outside of Nassau County or Manhattan, (C) Cablevision materially breaches its obligations to Mr. Dolan under his employment agreement, (D) Mr. Dolan is no longer the Chief Executive Officer of Cablevision , (E) Mr. Dolan no longer reports directly to the Chairman of the Board of Directors of the Cablevision , or (F) Mr. Dolan’s responsibilities are materially diminished, (2) Mr. Dolan has given Cablevision written notice, referring specifically to this definition, that he does not consent to such action, (3) Cablevision has not corrected such action within 15 days of receiving such notice, and (4) Mr. Dolan voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.
Termination for “Good Reason” in Mr. Rutledge’s employment agreement means that (1) without Mr. Rutledge’s consent, (A) Mr. Rutledge’s base salary or bonus target as an employee is reduced, (B) Cablevision requires that Mr. Rutledge’s principal office be located outside of Nassau County or Manhattan, (C) Cablevision materially breaches its obligations to Mr. Rutledge under the employment agreement, (D) Mr. Rutledge is no longer the Chief Operating Officer of Cablevision, (E) Mr. Rutledge reports directly to someone other than the Chairman of the Board of Directors of Cablevision or the Chief Executive Officer of Cablevision, or (F) Mr. Rutledge’s responsibilities are materially diminished, (2) Mr. Rutledge has given Cablevision written notice, referring specifically to this definition, that he does not consent to such action, (3) Cablevision has not corrected such action within 15 days of receiving such notice, and (4) Mr. Rutledge voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.

Termination for “Good Reason” in Mr. Ratner’s MSG employment agreement means that (1) without Mr. Ratner’s consent, (A) his base salary or bonus target as an employee is reduced, (B) MSG requires that his principal office be located outside of Nassau County or Manhattan, (C) MSG materially breaches its obligations to Mr. Ratner under the employment agreement, (D) Mr. Ratner is no longer the President and Chief Executive Officer of the MSG, (E) Mr. Ratner reports directly to someone other than the Chairman (or the Executive Chairman), or (F) Mr. Ratner’s responsibilities are materially diminished, (2) Mr. Ratner has given MSG written notice, referring specifically to this definition, that he does not consent to such action, (3) MSG has not corrected such action within 15 days of receiving such notice, and (4) Mr. Ratner voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.
Termination for “Good Reason” in Mr. Ratner’s Cablevision employment agreement means that (1) without Mr. Ratner’s consent, (A) his base salary or bonus target as an employee is reduced, (B) prior to December 31, 2014, the aggregate target value of his awards (as determined in good faith by the Cablevision compensation committee at the time of grant and including the anticipated annual award amount increase under his outstanding deferred compensation award with respect to the year) under the long-term cash or equity programs and arrangements of Cablevision is less than $1.4 million, unless such reduction in value is in proportion to the reduction in the aggregate target values of the awards granted for such year to all of named executive officers listed in Cablevision’s proxy statement relating to the immediately preceding year that are still full-time executive officers at the time of such reduction, (C) Cablevision requires that his principal office be located outside of Nassau County or Manhattan, (D) Cablevision materially breaches its obligations to Mr. Ratner under this Agreement, (E) he is no longer the Vice Chairman of Cablevision, (F) he reports directly to someone other than the Chairman of the Board of Directors of Cablevision or, provided that James L. Dolan is the Chief Executive Officer of Cablevision, the Chief Executive Office of Cablevision, (G) his responsibilities immediately after the effective date of the employment agreement are thereafter materially diminished, or (H) if (i) prior to December 31, 2014, his employment with MSG is terminated by MSG without “Cause” or by him for “Good Reason” (as Cause and Good Reason are defined in his MSG employment agreement), (ii) he has been unable to find a position with another company that (a) is comparable in responsibility, stature and compensation to his position at MSG, and (b) would accommodate his continuing responsibilities at Cablevision under this Agreement, despite a good faith effort to find such a position over the 30-day period following such termination of his employment with MSG and he provides prompt notice thereof to Cablevision, and (iii) within 15 days of Cablevision’s receipt of such notice, Cablevision fails to offer him full-time employment with Cablevision with (x) responsibility comparable to that which he had at Cablevision prior to the spin-off and (y) an annual base salary of no less than $1,638,000, a target annual bonus of no less than 200% of his annual base salary, and an opportunity to receive future grants under the long-term cash or equity programs and arrangements at the level available to senior management of Cablevision, (2) he had given Cablevision written notice, referring specifically to this definition, that he did not consent to such action (including the failure by Cablevision to make an employment offer in the case of clause (H) above), (3) Cablevision has not corrected such action within 15 days of receiving such notice, and (4) he voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.
* * *
The employment agreements with Messrs. Dolan, Rutledge and Ratner have been filed as exhibits to this Current Report on Form 8-K and the descriptions of those agreements contained herein are qualified in their entirety by reference to those agreements which are incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Employment Agreement, dated as of December 24, 2009, between Cablevision Systems Corporation and James L. Dolan.
99.2 Employment Agreement, dated as of December 24, 2009, between Madison Square Garden, Inc. and James L. Dolan.
99.3 Employment Agreement, dated as of December 21, 2009, between Cablevision Systems Corporation and Thomas M. Rutledge.
99.4 Employment Agreement, dated as of December 21, 2009, between Cablevision Systems Corporation and Hank J. Ratner.
99.5 Employment Agreement, dated as of December 21, 2009, between Madison Square Garden, Inc. and Hank J. Ratner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Executive Vice President and Chief Financial Officer

Dated: December 24, 2009
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)
By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Executive Vice President and Chief Financial Officer

Dated: December 24, 2009